Calculation of Filing Fee Tables
S-3
Apollo Global Management, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00001 per share	457(r)	370,639		$ 49,461,774.55	0.0001531	$ 7,572.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 49,461,774.55		$ 7,572.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,572.60
Offering Note
[1]	Note 1(a) This prospectus supplement relates to the resale or other distribution by the selling stockholders named herein of up to 370,639 shares of our common stock, par value $0.00001 per share (the "Apollo common stock"), of Apollo Global Management, Inc. (the "Company"). Note 1(b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for a share of Apollo common stock as reported on the New York Stock Exchange on August 26, 2025 ($133.45), which date is a date within five business days prior to the filing of this registration statement. Note 1(c) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Company initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-271275), filed with the Securities and Exchange Commission (the "SEC") on April 14, 2023. This filing fee exhibit is in connection with a prospectus supplement (the "Prospectus supplement") dated September 2, 2025, filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A